AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2014

REGISTRATION NO. 333-199873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Medbox, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3585	45-3992444
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8439 West Sunset Blvd., Suite 101 West Hollywood, CA 90069 800-762-1452
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guy Marsala Chief Executive Officer Medbox, Inc. 8439 West Sunset Blvd., Suite 101 West Hollywood, CA 90069 800-762-1452
(Address including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:    Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (File No. 333-199873), which became effective on December 4, 2014 (the “Registration Statement”), and is being filed to deregister all unsold shares of common of the registrant, Medbox, Inc., registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hollywood, State of California, on December 4, 2014.

Medbox, Inc.

By:	/s/ Guy Marsala
Guy Marsala
Its:	Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ C. Douglas Mitchell
C. Douglas Mitchell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Guy Marsala	December 4, 2014
Guy Marsala
Chief Executive Officer, President and Director (principal executive officer)

/s/ C. Douglas Mitchell	December 4, 2014
C. Douglas Mitchell
Chief Financial Officer (principal financial and accounting officer)

Jennifer Love
Director

/s/ J. Mitchell Lowe	December 4, 2014
J. Mitchell Lowe
Director

/s/ Ned L. Siegel	December 4, 2014
Ned L. Siegel
Director